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                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY

                           EXCLUSIVE LICENSE AGREEMENT

      THIS EXCLUSIVE LICENSE AGREEMENT (this "Agreement") is made effective the 7th day of November, 2001, by and between Deltanoid Pharmaceuticals, Inc., a Delaware corporation (hereinafter called "DPI"), and Quatrx Pharmaceuticals Company (hereinafter called "Licensee"), a corporation organized and existing under the laws of the State of Delaware. DPI and Licensee are each individually referred to herein as a "Party" and collectively as the "Parties".

      WHEREAS, DPI owns certain inventions that are described in the "Licensed Patents" defined below, and DPI is willing to grant a license to Licensee under all of the Licensed Patents and Licensee desires a license under all of them;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

SECTION 1. DEFINITIONS.

      "Affiliate" shall mean each and every business entity controlling, controlled by or under common control with a Party. For purposes of this definition, "control" shall mean ownership, directly or indirectly, of more than fifty percent (50%) of the voting or income interest of the applicable business entity.

      "Agreement" has the meaning set forth in the first paragraph.

      "Claim" has the meaning set forth in Section 9.1.

      "Compound" shall mean either **************************
***************************************************
***************************, or ***********************************
*********************** as claimed in a Licensed Patent.

      "Confidential Information" has the meaning set forth in Section 7.1.

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      "Cosmetic Product" shall mean any product approved, made, used, sold and marketed for nonprescription cosmetic applications, which does not contain a Product Compound unless (a) such Product Compound is
***************************************, and (b) the concentration of
*************************************** in the applicable product is no greater than *******************.

      "Development Plan" has the meaning set forth in Section 3.2.

      "Disclosing Party" has the meaning set forth in Section 7.1.

      "DPI" has the meaning set forth in the first paragraph.

      "Effective Date" shall mean the date first above written as the effective date of this Agreement.

      "Exploratory Clinical Trial" shall have the meaning set forth in Section 3.1.

      "FDA" shall mean the United States Food and Drug Administration.

      "First Commercial Sale" shall mean the first sale of a Product to a third party (other than an Affiliate or sublicensee) in a jurisdiction after regulatory approval for such sale has been obtained from the appropriate regulatory authorities in such jurisdiction.

      "Invention" has the meaning set forth in Section 8.1.

      "Inventor" has the meaning set forth in Section 8.1.

      "License Rights" has the meaning set forth in Section 2.2.

      "Licensed Patents" shall mean the patent applications and patents listed in Exhibit A, which is attached hereto and is incorporated herein by reference, and any foreign counterparts thereof, and any continuations, continuations-in-part, divisions, re-issues, additions, renewals and extensions thereof, and any patents issuing therefrom, all to the extent owned or licensed by DPI or which DPI has the right to license or sublicense to Licensee.

      "Licensee" has the meaning set forth in the first paragraph.

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      "Licensee Notice" has the meaning set forth in Section 2.2.

      "Net Sales" shall mean the gross receipts from sales in any country less deductions for: (i) transportation and insurance charges; (ii) sales and excise taxes, tax, tariff, duty or any other governmental charges or duties paid; (ii) normal and customary trade, quantity and cash discounts and rebates allowed;
(iii) sales commissions; (iv) allowances on account of rejection or return by customers; (v) credits, rebates, charge-back rebates, reimbursements or similar payments actually granted or given to wholesalers and other distributors, buying groups, health care insurance carriers, governmental agencies and other institutions; (vi) payments or rebates actually paid in connection with state or federal Medicare, Medicaid or similar programs. However, except where the sublicensee or Affiliate is the end-user, any sale to a sublicensee or Affiliate shall be excluded from the computation of Net Sales, but any subsequent sale by the sublicensee or Affiliate to a third party other than another sublicensee or Affiliate shall be included in the computation of Net Sales.

      "Party" or "Parties" has the meaning set forth in the first paragraph.

      "Product" shall mean any product which contains a Compound as one of its active ingredients, the use, sale, offer for sale, manufacture, or importation of which, if unlicensed, would infringe one or more Valid Claims of a patent within the Licensed Patents.

      "Product Compound" shall mean a Compound which is the active ingredient in a Product.

      "Royalty Term" shall mean, with respect to a particular Product in any jurisdiction, the period of time commencing on the First Commercial Sale of such Product in such jurisdiction and ending upon the expiration of the last to expire Licensed Patent containing a Valid Claim which would be infringed by the manufacture, use, importation, offer for sale, or sale of such Product in such jurisdiction.

      "Selected Compound" shall have the meaning set forth in Section 3.1.

      "Technical Information" shall mean any and all know-how, trade secret and other information of a technical nature relating to any Product or potential Product, which is in the possession of DPI as of the Effective Date, and which is necessary

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or useful to Licensee in furtherance of the research, development, manufacture or marketing of such Product or potential Product.

      "Valid Claim" shall mean a claim contained in an issued patent, which claim has not expired and has not been held unenforceable, unpatentable or invalid by an unappealable decision of a court or other governmental agency of competent jurisdiction.

      "WARF" shall mean Wisconsin Alumni Research Foundation, a nonstock, nonprofit Wisconsin corporation.

      "WARF Agreement" shall have the meaning set forth in Section 3.1.

      "WARF Compound" shall have the meaning set forth in Section 3.1.

SECTION 2. GRANT.

2.1. License. DPI hereby grants to Licensee a worldwide, exclusive (even as to DPI) license, with the right to grant sublicenses, under the Licensed Patents to a compound (including any metabolites discovered by Deltanoid) selected from ***, ***, or ***, to make, have made, use, sell, have sold, and import for topical treatments (topical treatments do not include patch delivery systems or mucous membrane delivery systems, such as a suppository, intended for systemic treatment) of skin diseases (including treatments of skin, hair and nails). DPI agrees not to sell, market, or license any of the compounds that it currently owns or has right to use to any other company for the topical treatment of skin disease, including psoriasis, while this license is in effect. DPI specifically excludes from the foregoing license and reserves for itself the exclusive right to, and the right to license others to, make, have made, use, sell, have sold, or import any Cosmetic Product which contains ***. If the selected compound is ***, or ***, or ***, DPI specifically excludes from the foregoing license and reserves for itself the exclusive right to, and the right to license others to, make, have made, use, sell, have sold, or import any treatment of cancer or renal osteodystrophy. DPI will, if at all possible in view of a prior agreement with

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******************* dated *****************, avoid using the selected compound for development as a topical treatment for cancer. *****************************
****************************************************************************
*****************************************************************************
***************************************. Further, if DPI finds a new use for any of its compounds in topical application (includes skin, hair and nails), Quatrx will have a 90-day option to license or reach an agreement to license such use for development as set forth in Section 2.2. In the case of these options, a new and separate license agreement must be negotiated. DPI specifically excludes from the foregoing license and reserves for itself the exclusive right to, and the right to license others to, make, have made, use, sell, have sold, or import Products approved, made, use, sold, and marketed for systemic applications. Within 30 days of the date hereof, DPI shall deliver to Licensee copies of all materials consisting of the Licensed Patents and Technical Information and shall provide to Licensee all Technical Information that is not in a tangible medium.

      2.2 Option. If, at any time prior to the first anniversary of the Effective Date, DPI determines to grant a license under the Licensed Patents to make, have made, use, sell, have sold, export or import any products for systemic treatment of psoriasis, or other skin diseases (including treatments of skin, hair, and nails), DPI shall notify the Licensee in a writing which references this Section and which describes in detail the rights which DPI desires to license. If within ** days of receipt of such a written notice from DPI, Licensee notifies DPI in writing that it desires to obtain such a license (the "Licensee Notice"), the Parties shall negotiate the terms of such a license exclusively with each other and in good faith for a period of ** days from the date of the Licensee Notice. If the Parties are unable to agree on the terms of a license to the License Rights, DPI shall be free to negotiate with third parties for a license to the License Rights provided, however, that DPI for a period of not longer than one year shall not grant to any such third party a license to such License Rights on terms which in aggregate are more favorable than the Licensee indicated it would accept in the foregoing ** day period.

SECTION 3. DEVELOPMENT.

      3.1. Exploratory Development. Within 30 days of the receipt by Licensee of the results of all currently ongoing experiments involving Compounds, which experiments are being conducted by DPI or its employees, officers, agents or representatives (the "Ongoing DPI Experiments"), Licensee and DPI shall select a

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Compound for treatment of psoriasis, (the "Selected Compound") to be used in clinical development which may include an exploratory clinical trial which may compare such Compound against a certain compound licensed by Licensee from WARF (the "WARF Compound") pursuant to that certain agreement between WARF and Licensee (the "WARF Agreement"), with the goal of selecting the best compound for full scale clinical development (the "Exploratory Clinical Trial"). Licensee and DPI shall agree on the protocol for such clinical trial, provided that DPI acknowledges that Licensee may not be permitted to disclose to DPI certain information obtained by Licensee from WARF relating to the WARF Compound. Licensee shall use its best commercial efforts to conduct such exploratory clinical trial. Licensee shall notify DPI if it is proceeding with further clinical development of the Selected Compound within the earlier of (i) **** following availability of the results of the Exploratory Clinical Trial or (ii) **** after the availability of clinical trial material containing the Selected Compound and the WARF Compound which is sufficient to dose the number of patients projected to participate in the Exploratory Clinical Trial. If Licensee fails to provide DPI with such notice within the foregoing time frame, then all rights under the Licensed Patents shall revert to DPI, this Agreement shall be deemed to be terminated, and Licensee shall transfer to DPI the results of the Exploratory Development Plan, subject to any obligations Licensee has to WARF under the WARF Agreement.

      3.2. Further Clinical Development; Diligence and Termination. Licensee shall be responsible for funding the clinical development of the Selected Compound. Licensee shall develop the Selected Compound using efforts comparable to those efforts Licensee makes with respect to other compounds in its development portfolio. If Licensee receives the results of the Ongoing DPI Experiments and Licensee has not conducted any clinical development activity (including, without limitation, filing of an IND or causing an investigator to file an IND, contracting with third parties to provide services to Licensee for such development, engaging in activities relating to preparation for manufacture of the applicable Compound or beginning preparation of clinical study protocols for any Compound) on any Compound prior to the six month anniversary of the later of (i) the Effective Date or (ii) the date Licensee receives the results of the Ongoing DPI Experiments, then this Agreement and Licensee's rights hereunder shall be terminated.

Licensee and DPI have agreed on certain development milestones for the development of the Selected Compound which are listed on the attached Exhibit B. Within 30 days of the Effective Date, the parties shall agree on a development plan

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for the development of the Selected Compound, which shall include the milestones set forth on Exhibit B (such plan is hereinafter referred to as the "Development Plan"). The Development Plan shall include projected dates by which certain development activities shall be completed as well as the underlying assumptions upon which such projections are based. Licensee shall provide DPI with a quarterly report of the status of development of the Selected Compound and the Parties shall, upon request, review the status of the development of the Selected Compound as compared to the proposed Development Plan. The Parties acknowledge and agree that the Development Plan shall be regularly reviewed and modified to reflect the actual experience of Licensee in conducting development of the Selected Compound. If, at any time after the end of the initial 2 quarters from the date of final selection of the Selected Compound, DPI provides Licensee with written notice that Licensee has failed to adhere to the milestones contained in the Development Plan for reasons unrelated to the safety or efficacy of the Selected Compound, the availability of clinical supplies or patient recruitment, or other reasons beyond the reasonable control of Licensee, then Licensee shall have up to 1 quarter to provide a detailed written response to these concerns, highlighting additional steps to be taken, if appropriate. In the event that Licensee still has not met the milestones set forth in the Development Plan for reasons unrelated to the safety or efficacy of the Selected Compound, the availability of clinical supplies or patient recruitment, or other reasons beyond the reasonable control of Licensee, DPI may terminate this Agreement.

SECTION 4. CONSIDERATION.

      4.1. License Fee. Licensee agrees to pay to DPI a license fee of $50,000, due within 2 business days of the Effective Date.

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      4.2. Milestones. Licensee shall make the following milestone payments to
DPI within 30 days after the first achievement of each of the following milestones:

                 Milestone                             Payment
                 ---------                             -------
********************************************         $   *******

********************************************         $   *******

********************************************         $   *******


The milestone payments received by DPI under this Section 4 shall be non-refundable and non-creditable. Each milestone payment referred to in this
Section 4 shall be made only once, regardless of whether additional formulations of Products are, or more than one Product is, developed or commercialized.

      4.3. Royalty. Licensee agrees to pay to DPI a royalty payment on Net Sales of each Product sold by Licensee and its Affiliates and permitted sublicensees in each calendar year in jurisdictions where a Valid Claim would be infringed by the manufacture, use or sale of such Product in such jurisdiction according to the following rates, and during the Royalty Term applicable to the particular Product in such jurisdictions:

            *% for such Net Sales up to $****** per year.

            *% for such Net Sales in excess of $********** and less than $*** ******* in each calendar year.

            *% for such Net Sales of $*********** or more in each calendar year.

In the event that Licensee notifies DPI under Section 3.1 that Licensee elects to develop the WARF compound instead of the Selected Compound for uses covered under this DPI license, then Licensee agrees to pay to DPI a percentage of

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Licensee's Net Sales of the WARF Compound for such uses equal to **% of the royalty which Licensee would have been required to pay to DPI if the product containing the WARF Compound was a Product under this Agreement, provided that such percentage shall only apply to such Net Sales in jurisdictions where the manufacture, use or sale of such product would infringe a patent licensed by Licensee from WARF under the WARF Agreement. The period of time over which Licensee shall make such payments to DPI shall commence on the First Commercial Sale of the product containing the WARF Compound and shall end on the date that such product can be made, used and sold without infringing the patents licensed by Licensee from WARF under the WARF Agreement in all jurisdictions in which Licensee is generating such Net Sales. This Section 4.3 shall survive the termination or expiration of this Agreement other than a termination for breach of this Agreement by DPI.

      4.4. Minimum Royalty. Licensee further agrees to pay to DPI a minimum royalty on the sale of Products, but not on the sale of products containing WARF Compounds, of (i) $*** for the first consecutive $*** period following the First Commercial Sale of the first Product in the United States, (ii) $*** for the second such *** period, (iii) $*** for the third such *** period, (iv) $*** for the fourth such *** period, and (v) $*** for the fifth such *** period and all subsequent *** periods during the Royalty Term applicable to such Products. Royalties paid to DPI pursuant to Section 4.3 for Net Sales in the *** period applicable to each minimum royalty amount shall be credited against each such minimum royalty. The minimum royalty amounts shall be due and owing within 30 days of the end of the *** period applicable to each such minimum royalty amount.

      4.5. Accounting; Payments.

            4.5.1. Licensee shall keep and maintain complete books and records containing an accurate accounting in sufficient detail of all data required to enable verification of earned royalties and other payments due hereunder.

            4.5.2. Within 30 days after the end of each calendar quarter, Licensee shall remit to DPI a statement of Net Sales by Licensee and by its sublicensees on account for such quarter, which statement shall be accompanied by the payment due to DPI pursuant to Section 4.3.

            4.5.3. DPI may request that the financial statements of Licensee and of its sublicensees relating to the sale of Products shall be audited annually by a

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nationally recognized independent certified public accountant reasonably acceptable to Licensee for the purpose of verifying the amount of royalty payments due. Such examination of books and records of Licensee and its sublicensees shall take place during regular business hours during the term of this Agreement and for two (2) years after its termination, provided however, that such an examination shall not take place more than once a year and shall not cover records for more than the preceding three (3) years, and provided that such accountant shall agree to keep confidential all the information obtained by such accountant during such audit and shall report to DPI only as to the accuracy of the royalty statements and payments. If such accountant shall find an underpayment to DPI, presentation of a written statement substantiating the underpayment shall be provided to Licensee. If Licensee is not in agreement with the findings of the accountant selected by DPI, then Licensee shall so notify DPI in writing within 30 days of receipt by Licensee of said findings, in which case the parties shall jointly appoint, within a further period of 30 days, an independent certified public accountant to validate, at Licensee's expense, DPI's accountant's findings, and the decision of said independent accountant shall be final. If said independent accountant verifies that an underpayment has occurred, the amount due and interest (accruing at the prevailing prime rate of interest for commercial loans published in the Wall Street Journal, Eastern Edition, from the date payment was due through the date of actual payment to
DPI) shall be paid to DPI within thirty (30) days.

            4.5.4. All payments due to DPI under this Agreement shall be made in United States dollars and shall be sent by Licensee to DPI to the attention of "President" at the address shown in Section 10. If Licensee receives Net Sales in currency other than United States dollars, royalty payments due to DPI on account of Net Sales shall be converted into United States dollars at the conversion rate for the foreign currency as published in the eastern edition of The Wall Street Journal as of the last business day of the applicable calendar quarter.

            4.5.5. Any income or other tax that Licensee hereunder, its Affiliates or sublicensees are required to withhold and pay on behalf of DPI hereunder with respect to the royalties payable under this Agreement shall be deducted from and offset against said royalties prior to remittance to DPI; provided, however, that in regard to any tax so deducted, the Licensee shall give or cause to be given to DPI such assistance as may reasonably be necessary to enable DPI to claim exemption therefrom or credit therefor, and in each case shall furnish DPI proper evidence of the taxes paid on its behalf.

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SECTION 5. REPRESENTATIONS AND WARRANTIES.

      5.1. DPI represents and warrants that it is the owner or Licensee of the Licensed Patents or otherwise has the right to grant the licenses granted to Licensee in this Agreement. DPI further represents and warrants that it has licensed some or all of the Licensed Patents from WARF pursuant to that certain License Agreement dated as of April 7, 2000, as amended, between DPI and WARF and that it will use its best efforts to maintain such License Agreement in good standing.

      5.2. DPI shall request that WARF prepare, file, prosecute and maintain patents and patent applications claiming the inventions claimed in the Licensed Patents in jurisdictions requested by Licensee. Licensee shall notify DPI in writing indicating those jurisdictions in which Licensee desires DPI to make or maintain such patents or patent applications. DPI reserves the right to request that WARF file a patent application, at its own expense, in any countries not requested by Licensee pursuant to this Section 5.

      5.3. Each of the Parties hereby represents and warrants to the other Party as follows:

            5.3.1. This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

            5.3.2. Such Party has not granted, and during the term of this Agreement will not grant, any right to any third party relating to its respective patents and know-how which would conflict with the rights granted to the other Party hereunder.

            5.3.3. In the course of the development of the Compounds, such Party has not used, and during the term of this Agreement will not use, any employee or consultant that is debarred by the FDA or, to the best of such Party's knowledge, is the subject of debarment proceedings by the FDA.

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            5.3.4. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates. Each Party shall remain responsible for, and hereby guarantees, the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. In the event of any dispute arising from the performance by an Affiliate under this Agreement, the Party having such a dispute may proceed directly against the other Party, without any obligation to first proceed against the Affiliate.

SECTION 6. TERM AND TERMINATION.

      6.1. The term of this license shall begin on the effective date of this Agreement and continue until this Agreement is terminated as provided herein.

      6.2. Licensee may terminate this Agreement at any time by giving at least 90 days written and unambiguous notice of such termination to DPI. Such a notice shall be accompanied by a statement of the reasons for termination. However, Licensee may not terminate Section 4.3 pertaining to royalties on the WARF Compound.

      6.3. If Licensee at any time defaults in the timely payment of any monies due to DPI hereunder or commits any breach of any other covenant herein contained, and Licensee fails to remedy any such breach or default within 30 days after written notice thereof by DPI, DPI may, at its option, terminate this Agreement by giving written notice of termination to Licensee.

      6.4. This Agreement shall be automatically terminated upon the commencement of an involuntary case or other proceeding against Licensee seeking liquidation, reorganization or other relief with respect to Licensee or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, and such case or proceeding remains unstayed and undismissed for a period of sixty (60) days, or an order for relief is entered against Licensee under the federal bankruptcy laws as now or hereafter in effect.

      6.5. This Agreement shall be automatically terminated if Licensee commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or

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similar official) of Licensee or for any substantial part of Licensee's property, or Licensee makes any general assignment for the benefit of creditors, or takes any corporate action to authorize any of the foregoing.

      6.7. Upon the termination of this Agreement, Licensee shall remain obligated to provide an accounting for and to pay royalties earned up to the date of the termination and any minimum royalties shall be prorated as of the date of termination by the number of days elapsed in the applicable 12 month period.

      6.8. Waiver by either party of a single breach or default, or a succession of breaches or defaults, shall not deprive such party of any right to terminate this Agreement in the event of any subsequent breach or default.

SECTION 7. CONFIDENTIALITY.

      7.1. Except as specifically permitted hereunder or as required to research, develop, manufacture or market Products or potential Products, each Party hereby agrees to hold in confidence and not use on behalf of itself or others all data, samples, technical and economic information (including the economic terms hereof), commercialization, clinical and research strategies and know-how provided by the other Party (the "Disclosing Party") for a period of five years from the date of disclosure and all data, results and information developed pursuant to the Collaboration and solely owned by the other Party (collectively the "Confidential Information"), except that the term "Confidential Information" shall not include:

                  (i) information that is or becomes part of the public domain through no fault of the non-Disclosing Party or its Affiliates;

                  (ii) information that is obtained after the date hereof by the non-Disclosing Party or one of its Affiliates from any third party which is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information;

                  (iii) information that is known to the non-Disclosing Party or one or more of its Affiliates prior to disclosure by the Disclosing Party, as evidenced by the non-Disclosing Party's written records; and

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                  (iv) information that is necessary to be disclosed to any
governmental authorities or pursuant to any regulatory filings, provided that in such case the non-Disclosing Party notifies the Disclosing Party reasonably in advance of such disclosure and cooperates with the Disclosing Party to minimize the scope or content of such disclosure.

      7.2. The Parties shall cooperate in the publication of the results of the development. DPI shall not issue any press releases or other communications to the general public without the prior written consent of Licensee, except to the extent required by law, rule or regulation, and in such event, DPI shall provide Licensee with a copy of such press release or communication at least 5 business days prior to release and shall in good faith consider all comments or suggested edits made by Licensee.

      7.3. The obligations of Section 7.1 shall survive the expiration or termination of this Agreement for a period of 5 years.

SECTION 8. INTELLECTUAL PROPERTY RIGHTS.

      8.1. Inventorship of any invention that is developed, discovered or made by a Party, solely or jointly with the other Party (as applicable, the "Inventor") pursuant to work conducted under this Agreement (an "Invention") shall be determined in accordance with United States laws of inventorship. Subject only to the license rights granted under this agreement, each Party shall own the entire right, title and interest in and to any Invention made solely by such Party's employees or agents, and all intellectual property rights therein and shall own an undivided one-half interest in and to any Invention made jointly by the employees or agents of both Parties, and all intellectual property rights therein. Each Party shall promptly notify the other Party if it determines that an Invention has been made, including any such jointly owned Invention.

      8.2. With respect to any patent that only claims Inventions that are solely-owned by one Party hereunder, the Inventor shall have the right, at its option and expense, to prepare, file and prosecute in its own name any patents with respect to any such Invention and to maintain any patents issued thereon. In connection with any such prosecution efforts, the other Party agrees to cooperate reasonably with the Inventor at the Inventor's expense in the preparation and prosecution of all such patents and in the maintenance of any patents issued. This obligation shall survive the expiration or termination of this Agreement.

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      8.3. Licensee will have first right to control the preparation, filing and prosecution of joint patents and of maintenance of patents issuing thereon, and DPI shall cooperate reasonably with Licensee in such prosecution efforts. Licensee shall pay all expenses in connection with its preparation, filing and prosecution of such patents. Licensee shall, from time to time (no more often than once per calendar quarter), notify DPI of the actual amount of out-of-pocket expenses incurred in such efforts, and DPI shall promptly thereafter pay Licensee **% of such out-of-pocket expenses. Notwithstanding the foregoing, DPI shall have no obligation to pay any fees in connection with the prosecution of any joint patent unless the filing of such joint patent is agreed to in writing by DPI, provided, however, that if DPI refuses to agree to the prosecution of a joint patent in any jurisdiction, DPI shall assign and shall be deemed to have assigned to Licensee all of DPI's right, title and interest in such patent and patent application in such jurisdiction.

      8.4. As used in this Section 8, "out-of-pocket expenses" shall mean direct costs, excluding internal labor costs (and any indirect costs associated therewith).

      8.5. Each Party hereby grants to the other an exclusive (except as to the licensing Party), worldwide right and license under all Inventions, know-how and all patents owned or controlled by such Party to make, have made, use, import and export all Compounds and any product containing any Compound as an active ingredient, to the extent necessary to conduct the development of the Compounds.

SECTION 9. INDEMNIFICATION.

      9.1. Each Party hereby agrees to save, defend and hold the other Party and its agents and employees harmless from and against any and all costs, expenses (including reasonable attorneys' fees and amounts paid in settlement), damages and liabilities claimed by a third party ("Claim") resulting directly or indirectly from activities conducted by the indemnifying Party, its agents or sublicensees, but only to the extent such Claim result from the negligence or willful misconduct or breach of this Agreement by such Party or its employees and agents and only to the extent such Claim do not also result from the negligence or willful misconduct or breach of this Agreement by the Party seeking indemnification or its agents or sublicensees.

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

      9.2. In the event that a Party is seeking indemnification under this
Section 9, it shall inform the other Party of a Claim as soon as reasonably practicable after it receives notice of the Claim, shall permit the indemnifying Party to assume direction and control of the defense of the Claim (including the right to settle the Claim solely for monetary consideration), and shall cooperate as requested in the defense and settlement of the Claim. The indemnified Party shall not voluntarily make any payment or incur any expense in connection with any claim or suit without the consent of the indemnifying Party, provided that if the indemnifying Party does not assume direction and control of the defense of the Claim, the indemnified Party may assume direction and control of the defense of the Claim and, if successful, shall be reimbursed by the indemnifying Party for costs incurred in connection with such defense.

      9.3. The terms of this Section 9 shall survive the termination or expiration of this Agreement.

SECTION 10. MISCELLANEOUS.

            10.1. Dispute Resolution.

            10.1.1. Informal Resolution Procedure. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation, if possible. To accomplish this objective, the Parties agree to follow the procedures set in this Section
10.1 if and when an issue or dispute arises under this Agreement.

            10.1.2. Senior Executive Discussion. If representatives of both Parties, other than their respective chief executive officers, are unable to resolve any issue or dispute arising within their authority within thirty (30) days thereof, or upon any other dispute or issue regarding a Party's rights or obligations under the Agreement, any Party may, by written notice to the other, have such dispute or issue referred to their respective chief executive officers for attempted resolution by good faith negotiations. Upon such referral of an issue or dispute for resolution, such designated officers shall meet promptly thereafter and shall use good faith efforts to attempt to resolve such dispute or issue. If the Parties are unable to resolve such dispute after referral to their respective chief executive officers, then either Party may pursue any legal or equitable remedies available to it.

      10.2. Assignment.

            10.2.1. Affiliates. Either Party may assign any of its rights or obligations under this Agreement in any country to any Affiliates; provided, however, that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement, and further provided that if a proposed assignment would have an adverse financial impact upon the other Party (e.g., by reason of changed tax treatment of payments due under this Agreement), such assignment shall be subject to the other Party's prior written consent.

            10.2.2. Merger, Acquisition Or Sale Of Assets. Subject to the terms hereof, either Party may assign its rights or obligations under this Agreement to a non-Affiliate only in connection with a merger or similar reorganization or the sale of all or substantially all of its assets or the sale of all or substantially all of its pharmaceutical and/or healthcare assets, or otherwise without the prior written consent of the other Party. This Agreement shall survive any such merger or reorganization of either Party with or into, or such sale of assets to, another party and no consent for such merger, reorganization or sale shall be required hereunder; provided, that in the event of such merger, reorganization or sale, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

            10.2.3. Binding Upon Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

      10.3. Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

      10.4. No Trademark Rights. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name DPI, Licensee or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of this Agreement.

      10.5. Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof).

      If to Licensee, addressed to:
           Quatrx Pharmaceuticals Company

           5430 Data Court, Suite 300
           Ann Arbor, MI 48108
           Attention: CEO
           Telephone: 734-913-0743
           Telecopy: 734-913-9900

      With a copy to:
           Butzel Long
           350 South Main Street, Suite 300
           Ann Arbor, MI 48104
           Attention: Jeffery M. Brinza, Esq.
           Telephone: 734-213-3605
           Telecopy: 313-225-7080

      If to DPI, addressed to:
           Deltanoid Pharmaceuticals, Inc.
           645 Science Drive
           Madison, WI 53711
           Attention: President
           Telephone: 608-238-7710
           Telecopy: 608-238-7715

      With a copy to:
           Michael Best & Friedrich LLP
           One South Pinckney Street, Suite 700
           Madison, WI 53703
           Attention: Gregory J. Lynch, Esq.
           Telephone: 608-257-3501
           Telecopy: 608-283-2275

      10.6. Limitation Of Liability. IN NO EVENT SHALL EITHER PARTY OR ITS RESPECTIVE AFFILIATES AND PERMITTED SUBLICENSEES BE LIABLE FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, except to the extent such Party may be required to indemnify the other Party from such damages claimed by third parties under Article 9.

      10.7. Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

      10.8. Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to the Parties or under circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

      10.9. Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

      10.10. Governing Law. This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws of the State of Michigan, United States, without reference to conflicts of laws' rules or principles.

      10.11. Bankruptcy Provision. All rights and licenses granted by DPI to Licensee under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined in Section 101 of the Bankruptcy Code. The Parties agree that Licensee, as exclusive licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against DPI under the Bankruptcy Code, Licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to Licensee (i) upon such commencement of a bankruptcy proceeding, unless DPI elects to continue to perform all of its obligations under this Agreement; or (ii) if not delivered under (i) above, upon rejection of this Agreement by or on behalf of DPI.

      10.12. Headings. The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

      10.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.14. Entire Agreement. This Agreement and all exhibits attached hereto, and all documents delivered concurrently herewith, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersede and terminate all prior agreements and understanding between the Parties as to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to such subject matter other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties. This Agreement shall not constitute an amendment of either of the existing collaboration agreements between the Parties, each of which will continue in full force and effect.

      10.15. Independent Contractors. Each Party acknowledges that neither it nor any of its employees are employees of the other Party and that neither it nor any of its employees are eligible to participate in any employee benefit plans of the other Party. Each Party further acknowledges that neither it nor any of its employees are eligible to participate in any such benefit plans even if it is later determined that its or any of its employees' status during the period of this Agreement was that of an employee of the other Party. In addition, each Party hereby waives any claim that it may have under the terms of any such benefit plans or under any law for participation in or benefits under any of the other Party's benefit plans.

      10.16 Use Of Names. Neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may use the name of the other Party in any document required to be filed to obtain regulatory approval or to comply with applicable laws, rules or regulations.

      10.17. Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, earthquake, explosion, flood, strike, lockout, embargo, act of God, or any other similar or dissimilar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

QUATRX PHARMACEUTICALS                      DELTANOID
COMPANY                                     PHARMACEUTICALS, INC.

By:      /s/ Robert L. Zerbe                By:     /s/ Hector F. DeLuca
       -------------------------                   -----------------------------
       (Signature)                                          (Signature)

         Robert L. Zerbe                             Hector F. DeLuca
       -------------------------                   -----------------------------
       (Print Name)                                         (Print Name)

Title: Chief Executive Officer              Title: President and CEO

                                    EXHIBIT A

                                LICENSED PATENTS

                                                         APPLICATION
REFERENCE                    PATENT        ISSUE           SERIAL
 NUMBER        COUNTRY       NUMBER         DATE           NUMBER
                  ***         ***           ***             ***
                  ***         ***           ***             ***
                  ***                                       ***
                  ***                                       ***
                  ***                                       ***
                  ***         ***           ***             ***
                  ***         ***           ***             ***
                  ***         ***           ***             ***
                  ***         ***           ***             ***
                  ***         ***
                  ***         ***

-----------
*     ***

                                    EXHIBIT B

                   QUATRx/ DELTANOID TOPICAL PSORIASIS PROGRAM

KEY MILESTONE ESTIMATES FOR EARLY DEVELOPMENT

                  KEY ACTIVITIES                                         ESTIMATED COMPLETION
-------------------------------------------------       -------------------------------------------------
***                                                     ***

***                                                     ***

***                                                     ***

***                                                     ***

***                                                     ***

***                                                     ***


***